Exhibit 4.1

Execution Version

IVORY REIT, LLC,

STORE CAPITAL CORPORATION

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Trustee

Supplemental Indenture No. 5

Dated as of February 3, 2023

to Indenture dated March 15, 2018

4.50% Senior Notes due 2028

4.625% Senior Notes due 2029

2.750% Senior Notes due 2030

2.700% Senior Notes due 2031

i

THIS SUPPLEMENTAL INDENTURE NO. 5 is entered into as of February 3, 2023 (the “Fifth Supplemental Indenture”), among Ivory REIT, LLC, a Delaware limited liability company (the “Successor Company”), STORE Capital Corporation, a Maryland corporation (the “Predecessor Company”), and Wilmington Trust, National Association, a national banking association, as trustee (the “Trustee”), to that certain Indenture (as amended, modified or supplemented from time to time in accordance therewith, other than with respect to a particular Series of Securities, the “Base Indenture”), dated as of March 15, 2018, between the Predecessor Company and the Trustee.

WITNESSETH:

WHEREAS, the Predecessor Company and the Trustee are parties to the Base Indenture, as supplemented by Supplemental Indenture No. 1, dated as of March 15, 2018, Supplemental Indenture No. 2, dated as of February 28, 2019, Supplemental Indenture No. 3, dated as of November 18, 2020, and Supplemental Indenture No. 4, dated as of November 17, 2021, (the “Supplemental Indentures” and each a “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”) pursuant to which the Predecessor Company has issued (i) a Series of Securities in the aggregate principal amount of $350,000,000 and designated as its 4.50% Senior Notes due 2028, (ii) a Series of Securities in the aggregate principal amount of $350,000,000 and designated as its 4.625% Senior Notes due 2029, (iii) a Series of Securities in the aggregate principal amount of $350,000,000 and designated as its 2.750% Senior Notes due 2030 and (iv) a Series of Securities in the aggregate principal amount of $375,000,000 and designated as its 2.700% Senior Notes due 2031, which four Series of Securities are the only Securities outstanding under the Indenture on the date hereof;

WHEREAS, the Predecessor Company proposes to merge with and into the Successor Company, with the Successor Company being the successor person (the “Merger”);

WHEREAS, Section 5.1 of the Base Indenture provides, inter alia, that the Predecessor Company will not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its properties and assets to any person unless the successor person is a person organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes by supplemental indenture the Predecessor Company’s obligations on the Securities and under the Indenture;

WHEREAS, Section 7.1 of each Supplemental Indenture provides with respect to the Series of Securities issued pursuant to such Supplemental Indenture, inter alia, that the Predecessor Company will not consolidate with or merge with or into, or sell, convey, transfer or lease all or substantially all of its properties and assets to any person unless the Company will be the continuing entity, or the successor entity formed by or resulting from any consolidation or merger or which received the transfer of assets is domiciled in the is domiciled in the United States, any state thereof or the District of Columbia and expressly assumes payment of the principal of and premium, if any, and interest on, and any redemption price of, all of the Securities and the due and punctual performance and observance of all of the covenants and conditions in the Base Indenture;

WHEREAS, this Fifth Supplemental Indenture is being executed and delivered pursuant to Section 5.1 of the Base Indenture and Section 7.1 of each Supplemental Indenture as a condition under the Indenture to the Merger;

WHEREAS, at the Merger Effective Time (as defined in the Agreement and Plan of Merger, dated as of September 15, 2022, by and among Ivory Parent, LLC, the Successor Company and the Predecessor Company (the “Merger Agreement”)), the Successor Company’s name will be changed to STORE Capital, LLC;

WHEREAS, each of the Successor Company and the Predecessor Company has duly authorized the execution and delivery, and each of them desires and has requested the Trustee to join each of them in the execution and delivery, of this Fifth Supplemental Indenture;

WHEREAS, Article IX of the Base Indenture and Article XII of each Supplemental Indenture provide that a supplemental indenture may be entered into by the parties for the purposes referenced above without the consent of any Holder provided certain conditions are met;

WHEREAS, the conditions set forth in the Base Indenture and the Supplemental Indentures for the execution and delivery of this Fifth Supplemental Indenture have been met; and

WHEREAS, all of the other conditions and requirements necessary to make this Fifth Supplemental Indenture, when duly executed and delivered, a valid and binding agreement in accordance with its terms and for the purposes herein expressed, have been performed and fulfilled.

NOW, THEREFORE, for and in consideration of the premises, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of Securities of such Series, as follows:

ARTICLE I.

DEFINITIONS

Section 1.1 Definitions. Capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in the Indenture. The words “herein,” “hereof’ and “hereby” and other words of similar import used in this Fifth Supplemental Indenture refer to this Fifth Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE II.

ASSUMPTION OF OBLIGATIONS

Section 2.1 Assumption of Obligations by the Successor Company.

(a) Pursuant to Section 5.1 of the Base Indenture and Section 7.1 of each Supplemental Indenture, the Successor Company hereby assumes all of the Predecessor Company’s obligations on the Securities and under the Indenture, including the payment of the principal of and premium, if any, and interest on, and any redemption price of, all the Securities and the due and punctual performance and observance of all of the covenants and conditions in the Indenture on the part of the Predecessor Company to be performed or observed.

(b) Pursuant to Section 5.2 of the Base Indenture and Section 7.3 of each Supplemental Indenture, the Successor Company succeeds to, and is substituted for, and may exercise every right and power of, the Predecessor Company under the Indenture and the Securities with the same effect as if the Successor Company had been named as the Company therein.

ARTICLE III.

MISCELLANEOUS PROVISIONS

Section 3.1 Effective Date. This Fifth Supplemental Indenture shall be effective as of the Merger Effective Time (as defined in the Merger Agreement) and the Company shall provide written notice (which may be by e-mail) to the Trustee of the occurrence of the Merger Effective Time.

Section 3.2 Governing Law and Waiver of Jury Trial. THIS FIFTH SUPPLEMENTAL INDENTURE AND THE SECURITIES, INCLUDING ANY CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THE INDENTURE, THE FIFTH SUPPLEMENTAL INDENTURE OR THE SECURITIES, WILL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK. EACH OF THE SUCCESSOR COMPANY, PREDECESSOR COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS FIFTH SUPPLEMENTAL INDENTURE, THE INDENTURE, THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 3.3 Counterparts. This Fifth Supplemental Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed will be deemed to be an original and all of which taken together will constitute one and the same agreement. The exchange of copies of this Fifth Supplemental Indenture and of signature pages by facsimile or PDF transmission will constitute effective execution and delivery of this Fifth Supplemental Indenture as to the parties hereto and may be used in lieu of the original Fifth Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF will be deemed to be their original signatures for all purposes.

Section 3.4 Table of Contents, Headings, Etc. The Table of Contents and headings of the Articles and Sections of this Fifth Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and will in no way modify or restrict any of the terms or provisions hereof.

Section 3.5 Ratifications. The Base Indenture and each Supplemental Indenture, as supplemented and amended by this Fifth Supplemental Indenture and all other indentures supplemental thereto, is in all respects ratified and confirmed. The Base Indenture, this Fifth Supplemental Indenture and all indentures supplemental thereto will be read, taken and construed as one and the same instrument. All provisions included in this Fifth Supplemental Indenture with respect to the Securities supersede any conflicting provisions included in the Indenture unless not permitted by law. The Trustee accepts the trusts created by the Indenture, and agrees to perform the same upon the terms and conditions of the Indenture.

Section 3.6 Trustee Disclaimer. The Trustee shall have no responsibility for the validity or sufficiency of this Supplemental Indenture or for the recitals contained herein.

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IN WITNESS WHEREOF, the parties hereto have caused this Fifth Supplemental Indenture to be duly executed by their respective officers hereunto duly authorized, all as of the day and year first written above.

IVORY REIT, LLC,
as the Successor Company

By:	/s/ Mary Fedewa
	Name:	Mary Fedewa
	Title:	Executive Vice President, President and Chief Executive Officer

STORE CAPITAL CORPORATION,
as the Predecessor Company

By:	/s/ Mary Fedewa
	Name:	Mary Fedewa
	Title:	Executive Vice President, President and Chief Executive Officer

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as the Trustee

By:	/s/ Nedine P. Sutton
	Name:	Nedine P. Sutton
	Title:	Vice President

[Signature Page to Fifth Supplemental Indenture]